UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              ---------------------

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

                Date of Report (Date of earliest event reported):
                                  May 23, 2006

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                            COMVERSE TECHNOLOGY, INC.

             (Exact name of registrant as specified in its charter)


         NEW YORK                       0-15502                   13-3238402
(State or other jurisdiction          (Commission               (IRS Employer
       of incorporation)              File Number)           Identification No.)


                                909 Third Avenue,
                               New York, New York
                                      10022
                    (Address of Principal Executive Offices)
                                   (Zip Code)


       Registrant's telephone number, including area code: (212) 652-6801


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 8.01.  OTHER EVENTS

         On May 23, 2006 Comverse Ltd., a company organized under the laws of Israel and an indirect wholly-owned subsidiary of Comverse Technology, Inc. (the "Company"), completed the previously announced acquisition of Netcentrex S.A., a company organized under the laws of France ("Netcentrex"), pursuant to a Stock Purchase Agreement (the "Stock Purchase Agreement") with certain stockholders (the "Selling Stockholders") of Netcentrex.

         The Stock Purchase Agreement was amended by an Amendment and Assignment Notice Letter, dated May 22, 2006 (the "Amendment Letter"), which, among other things, approved the assignment of the obligations of Comverse, Inc. ("Comverse"), a Delaware corporation and a wholly-owned subsidiary of the Company to Comverse Ltd. Pursuant to the Stock Purchase Agreement, Comverse Ltd. purchased all of the outstanding equity securities of Netcentrex for aggregate consideration of approximately $159 million in cash, subject to certain adjustments, together with a contingent earnout of up to $16 million. The actual amount of the contingent earnout payment, if any, will be determined based upon achievement of certain financial targets by Netcentrex during the remainder of fiscal 2006 and for fiscal 2007.

         The foregoing description of the transaction does not purport to be complete and is qualified in its entirety by reference to the complete text of the Stock Purchase Agreement and the Amendment Letter, which are attached to this Current Report on Form 8-K as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference.

         On May 23, 2006, the Company issued a press release announcing the completion of the Netcentrex acquisition. A copy of the Company's press release dated May 23, 2006 is attached to this Current Report on Form 8-K as Exhibit
99.1 and is incorporated herein by reference.

         As previously announced, the Company's Board of Directors created a Special Committee (the "Special Committee") to review matters relating to stock option grants, including the accuracy of the stated dates of option grants and whether all proper corporate procedures were followed. At this time the Special Committee has not completed its work. In addition, as previously disclosed, the Company has not filed its Annual Report on Form 10-K for the fiscal year ended January 31, 2006 and its Audit Committee concluded that the Company's financial statements for prior periods and any related reports of its independent registered public accounting firm should no longer be relied upon. Accordingly, at this time the Company is unable to determine its income from continuing operations before income taxes and, therefore, is unable to determine at this time whether the Netcentrex acquisition constitutes an acquisition of a significant amount of assets required to be disclosed under Item 2.01 of Form 8-K. Upon completion of the Special Committee's review, the filing of the Company's Annual Report on Form 10-K for the fiscal year ended January 31, 2006


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
and any required restatement of the Company's historical financial statements for prior periods, the Company will re-evaluate the significance of the Netcentrex acquisition and, if required, will amend this Current Report on Form 8-K.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS

(d)         Exhibits.

10.1 Stock Purchase Agreement, dated as of April 7, 2006, by and among Comverse, Inc. and the Selling Stockholders.

10.2 Amendment and Assignment Notice Letter, dated as of May 22, 2006, by and among Comverse, Inc. and the Stockholder Representative.

99.1        Press release dated May 23, 2006.



















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
                                   SIGNATURES


                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                    COMVERSE TECHNOLOGY, INC.

                                    By: /s/ Paul Robinson
                                        ----------------------------------
                                        Name: Paul Robinson
                                        Title: Executive Vice President


Date: May 30, 2006

















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
                                  EXHIBIT INDEX


            EXHIBIT NO.                      DESCRIPTION

            10.1 Stock Purchase Agreement, dated as of April 7, 2006, by and among Comverse, Inc. and the Selling Stockholders.

            10.2 Amendment and Assignment Notice Letter, dated as of May 22, 2006, by and among Comverse, Inc. and the Stockholder Representative.

            99.1        Press release dated May 23, 2006.


















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